Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-220219, 333-144962, 333-133507, 333-124187, 333-53335, 333-53337, 333-179876, 333-197979, and 333-206885) on Form S-8 of our reports dated February 11, 2022, with respect to the consolidated financial statements of Bio-Rad Laboratories, Inc. and the effectiveness of internal control over financial reporting.

[ (signed) KPMG LLP ]

Santa Clara, California

February 11, 2022